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                                                                       EXHIBIT 4

                                                     FORM OF
                                                       NOTE
                                        $                 MINNEAPOLIS, MINNESOTA
                                                                          , 2000

     FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay Midwest
Medical Insurance Company, or order, the principal sum of ($          ), with no
interest, payable on demand.

     Presentment, notice of dishonor, and protest are hereby waived by all makers, sureties, guarantors and endorsers hereof. This Note shall be the joint and several obligation of all makers, sureties, guarantors and endorsers, and shall be binding upon them and their successors and assigns.

     Any notice to Borrower provided for in this Note shall be given by mailing such notice by certified mail addressed to Borrower at the Property Address stated below, or to such other address as Borrower may designated by Notice to the Noteholder. Any notice to the Noteholder shall be given by mailing such notice by certified mail, return receipt requested, to the Noteholder at the address stated in the first paragraph of this Note, or at such other address as may have been designated by notice to Borrower.

                                          MIDWEST MEDICAL INSURANCE HOLDING
                                          COMPANY

                                          By:
                                          --------------------------------------
                                            Its: President

Property Address: